Exhibit 10.7

                      THIS LEASE made as of the 31st day of JULY,  2007

BETWEEN:

MARK PHARMACEUTICAL SERVICES INC.
(Hereinafter called the "Landlord")
 OF THE FIRST PART
- and -

MORTGAGEBROKERS.COM INC.
(Hereinafter called the "Tenant")
 OF THE SECOND PART

1.	Demise

WITNESSETH that in consideration of the rents, covenants, agreements and conditions hereinafter reserved and contained on the part of the Tenant to be respectively paid, kept, observed and performed, the Landlord hereby leases to the Tenant, the condominium premises (herein called the "Demised Premises"), known municipally as Units 11 and 12,  260 Edgeley Blvd., Concord, Ontario L4K 3Y4, comprising approximately 6,720 square feet on main and second floors.

2.	Term

TO HAVE AND TO HOLD the Demised Premises for a term of 5 years and 1 day commencing on the 31st day of July, 2007 (hereinafter referred to as the "Commencement Date") and to be fully completed and ended on the 31st day of July, 2012, unless such term shall be sooner terminated as hereinafter provided and subject only to any right of renewal provided for herein.

3.	Rent

a)
YIELDING AND PAYING THEREFOR during the term unto the Landlord, subject to adjustment as hereinafter provided, in lawful money of Canada, without any prior demand therefor and without any deduction, defalcation or set-off whatsoever the following amounts payable monthly in advance as follows: during the term hereof the annual basic rental of ONE HUNDRED AND FIVE THOUSAND NINE HUNDRED AND THIRTY SEVEN ----- 56/100 ($105,937.56) DOLLARS payable by equal consecutive monthly instalments of EIGHT THOUSAND EIGHT HUNDRED AND TWENTY EIGHT ---- 13/100 ($8,828.13) DOLLARS in advance on the first day of each and every month, the first instalment to be payable as of the commencement date of the term;

b)
The Tenant has provided the sum of TWENTY EIGHT THOUSAND AND SEVENTY THREE  ---- 45/100 ($28,073.45) DOLLARS in settlement of the rent due for the first (1st) month’s rent and last two (2) months of the term plus G.S.T.

c)
The Tenant shall deliver to the Landlord, prior to the Commencement Date twelve (12) postdated cheques each in the amount equal to the monthly base rent provided herein plus the additional rent payment required under this Lease.  One month prior to the first and subsequent anniversaries of the Lease, the Tenant agrees to deliver twelve (12) postdated cheques to the Landlord.

d)	(i)
A lease year shall be a period of twelve months commencing on the first day of a calendar month. The first day of the first lease year shall be the commencement date. If such first day would fall on other than the first day of a calendar month then the first lease year shall begin on the first day of the calendar month next succeeding such date on which it would otherwise have fallen and the term of this Lease shall be extended so as to terminate on the last day of the calendar month in which the last day of the term hereby demised would otherwise have fallen and rent and all other amounts and charges payable hereunder shall be prorated and paid for the extended portion of the term;

(ii)	Each lease year other than the first lease year shall commence on the day following the expiry of the immediately preceding lease year.

4.	The Tenant covenants with the Landlord to pay rent and to pay additional rent including:

a)	Taxes and Common Expenses

From and after the commencement of the second year of the term and thereafter, the Tenant shall, in each and every year pay and discharge the increase,  from base year 2007, all taxes (including local improvement rates), duties and assessments, licence fees,  that may be levied, rated, charged or sent or assessed against the Demised Premises; without limiting the generality of the foregoing, every other tax, charge, rate assessment or payment which may become a charge or encumbrance upon or levy or collected upon or in respect of the Demised Premises or any part thereof, whether charged by any municipal, parliamentary or other body during the term hereby demised. Tenant shall also pay, as additional rent, any increase from base year 2007, in the common expenses chargeable by the Condominium Corporation for the Units forming the Demised Premises.

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b)	Plate Glass Insurance

The Tenant agrees at its own expense to replace all plate and other glass damaged or broken from any cause and to maintain proper and adequate insurance for this purpose and to furnish a Certificate of Insurance to the Landlord as and when required.

It is further agreed that if any insurance policy shall be cancelled or the coverage therein reduced in any way by the insurer by reason of the use of the Demised Premises or the occupation of the Tenant, or any part thereof by the Tenant or by any assignee or sub-tenant of the Tenant, or by anyone permitted by the Tenant to be upon the Demised Premises, and if the Tenant fails to remedy the condition giving rise to such cancellation or reduction of coverage within five (5) days after notice thereof has been given by the Landlord, the Landlord shall have the option to either:

i)
Terminate this Lease forthwith by leaving upon the Demised Premises a notice in writing of the intention to do so and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination of the Lease and the Tenant shall immediately deliver up vacant possession of the Demised Premises to the Landlord, or

ii)
Enter upon the Demised Premises and remedy the condition giving rise to such cancellation or reduction and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as rent in arrears.

c)	Hydro, Heat and Water

To pay all hydro, water and gas rates that may be levied, rated, charged, assessed against or attributed to the Demised Premises.

To pay for and maintain the electric hot water tank supplying the Demised Premises.

d)	Net Lease

The Parties hereto hereby covenant and agree that the within Lease is intended to be partially net and carefree to the Landlord. The Tenant hereby acknowledges, covenants and agrees that except as otherwise specifically provided for, it will indemnify and keep indemnified the Landlord from all costs, charges, expenses, outlays or other expenses attributable to the Demised Premises and the Tenant's occupation thereof. Despite the foregoing, it is understood that the Landlord shall be solely responsible for and shall pay to the complete exoneration of the Tenant:

(i)	All income or capital gains taxes, capital taxes or levies, or any other taxes personal to the Landlord;

(ii)
All repairs or replacements to the structural portions and the roof structure of the Demised Premises and all repairs and replacements to the Demised Premises as a result of faulty construction, improper materials or workmanship, soil or land subsidence or structural defects and weaknesses;

(iii)	All repairs, replacements, costs or expenses to the extent caused or contributed to by the negligence or willful acts or omissions of the Landlord or those for whom it is in law responsible;

(iv)	All repairs, replacements, costs or expenses to the extent covered by insurance required to be maintained by the Landlord under this Lease, or otherwise maintained by the Landlord.

(v)	To supply the Demised Premises with Water in accordance with the requirements of the law.

(vi)
To pay and satisfy all realty taxes, common expenses and any special assessments imposed  for the Demised Premises for the first year of the term and thereafter, shall be responsible for realty taxes equal to the base year 2007; any increase of base year taxes or common expenses, from and after the second year of the term, shall be the responsibility of the Tenant.

The Tenant covenants and agrees to operate, maintain and keep the Demised Premises in such good order and condition as would be kept by a reasonably careful owner and to make promptly all needed repairs and replacements as shall be reasonably necessary, excluding those matters for which the Landlord is responsible. All repairs to the heating, ventilating and air-conditioning equipment and electrical and plumbing systems servicing the Demised Premises shall be completed by contractors, approved by the Landlord, at the Tenant’s expense.

d)	Compliance with Laws

To comply promptly with the requirements of every applicable statute, law and ordinance, and with every applicable lawful regulation and order with respect to the removal of any encroachment erected by the Tenant or to the condition, equipment, maintenance, use or occupation of the Demised Premises and to comply with the applicable regulations or orders of any liability or fire insurance company by which the Tenant and/or Landlord may be insured and, except as herein specifically provided, to assume the sole responsibility for the condition, operation, maintenance and management of the Demised Premises.  Provided that if a municipality makes a charge against the Tenant or against the Demised Premises by reason of the Tenant failing to observe the requirements of any municipal or provincial by-law or regulation, the Tenant shall pay such charge and if the Tenant fails to do so upon demand, the Landlord may pay the amount of such charge and recover the amount so paid in the same manner as rent in arrears and with like powers of distress.

e)	Inspection

To permit the Landlord or the Landlord's agents, at all reasonable times after not less than twenty-four (24) hours oral notice (except in the case of an emergency in which case the Landlord may enter at any time without notice) during the term hereof to enter the Demised Premises to inspect the condition thereof; and, upon notice in writing given by the Landlord to the Tenant of any want of repair for which the Tenant is liable under the terms hereof, to rectify and make good any such defect in a good and workmanlike manner within fifteen (15) days from the delivery of the notice. Provided that if the Tenant shall not repair according to notice in writing as herein provided, the Landlord may enter upon the Demised Premises (without being liable for any disturbance or damage so caused) and may do such repairs and add the cost thereof to the rent due on the next succeeding payment date and such amount in addition to the regular payment then due shall constitute rent hereunder.

f)	Repair

At the expiration or sooner determination of the said term, to peaceably surrender and yield up to the Landlord the Demised Premises with all buildings, erections, driveways, parking lots and appurtenances which existing at the Lease Commencement Date or which at any time during the said term shall be made therein or thereon in good and substantial repair and condition, save and except for reasonable wear and tear and damage by fire or other casualty against which the Landlord is insured.  Provided, that it shall be the obligation of the Tenant to maintain the premises in a reasonable state of repair throughout the term of this Lease such state of repair to be consistent with the state of repair and condition that a prudent Landlord would maintain.

g)	Assignment and Sub-letting

Not to assign, sub-let, license or part with the possession of the Demised Premises or any part thereof or share the occupation of the demise premises or any part thereof without the consent of the Landlord in writing first had and obtained, such consent not to be unreasonably or arbitrarily withheld.  Provided that as a condition of the granting of its consent, the Landlord may require any assignee, sub-tenant, licensee or occupant of the Demised Premises to execute an agreement whereby he, it or they attorn to and become the Tenants of the Landlord as if he, it or they had executed this Lease. The Tenant shall furnish the Landlord copies of any assignment, sub-lease licence or other agreement herein contemplated; provided that no assignment, sub-letting or licensing or parting with possession of the Demised Premises shall in any way release or be deemed to release the tenant (or any Guarantor hereof) from their obligations under the terms of this Lease.  Provided further that the proposed assignee, sub-tenant, licensee or occupant of the Demised Premises shall be required to provide financial statements or other financial information as the Landlord may required.  It is agreed that the Landlord may consider in determining whether to grant consent, among other matters the following:

i)
The personal and business history of the proposed assignee, occupant or sub-lessee and its key employees. The Tenant agrees to pay the reasonable legal fees of the Landlord's solicitor relating to the preparation of the Landlord's consent, and determination as to whether to give the consent.

ii)
If the Tenant herein is a private corporation and if by sale, transfer or other disposition of its shares, the control of such corporation is altered so that 50% of the shares are transferred in any manner, then same shall be deemed as an assignment and the provisions of this paragraph shall apply.  The Tenant covenants and agrees to advise the Landlord forthwith if such a transfer is contemplated.

h)	Liability Insurance

To carry public liability insurance in such amounts as shall from time to time be reasonable (but in no event less then $2,000,000.00 inclusive of all injuries or deaths to persons or damage to property of others arising from any one occurrence), in the name of both the Landlord and the Tenant, and to pay the premiums for such insurance and to deposit certificates with respect to such insurance with the Landlord prior to taking occupation of the Demised Premises, all such insurance to be carried in the company or companies satisfactory insurance to be carried in the company or companies satisfactory to the Landlord and be of a type and form satisfactory to the Landlord; provided that if the Tenant shall fail to insure and keep insured as herein provided, the Landlord shall be free to effect such insurance, at the cost and expense of the Tenant, and the sum so expended by the Landlord shall be added to the rent due on the next succeeding payment date and such amount in addition to the regular payment then due shall constitute rent hereunder.

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i)	Indemnification

Notwithstanding the provisions of the previous paragraph hereof, to indemnify and save harmless the Landlord from all liabilities, damages, costs, claims, suits or actions arising out of:

i)	any breach, violation or non-performance of any covenant herein contained on the part of the Tenant;

ii)	any damage to property howsoever occasioned by the use and occupation of the Demised Premises;

iii)
any injury to any person or persons, including death resulting at any time therefrom, occurring in or about the Demised Premises or any part thereof or resulting from the use and occupation of the Demised Premises during the term of this Lease from any cause whatsoever; and

iv)	any other liability against which the Landlord is protected pursuant to sub-paragraph 5 (b) hereof.

j)	Neat and Tidy Maintenance

To keep the Demised Premises and every part thereof in a neat and tidy condition and not to allow any refuse, waste material, garbage or other loose or objectionable materials to accumulate on or around the Demised Premises.

k)	Leaving Neat and Tidy

Upon the termination or surrender of this Lease, to remove from the Demised Premises, at the Tenant's risk and expense, all fixtures and chattels belonging to the Tenant and to leave the Demised Premises neat and tidy, free and clear of all refuse, waste material, garbage or other loose or objectionable materials, all of said work to be done to the satisfaction of the Landlord, and the Tenant shall make good all damages caused to the Demised Premises by such removal.  If the Demised Premises are not left neat, tidy and free and clear of all refuse, waste material, garbage, loose or other objectionable materials by the Tenant, then the Landlord may carry out such work as agent of and at the expense of the Tenant and the Tenant shall pay to the Landlord all costs and expenses incurred in so doing.

l)	Alterations and Removal of Fixtures

To maintain the Demised Premises as they would be maintained by a careful and prudent owner. The Tenant hereby covenants not to make any changes or alternations to the Building whatsoever without the prior written consent of the Landlord having first been obtained (which consent shall not be unreasonably withheld) and provided that any change, alteration, addition or improvement shall comply with all statutes, regulations or by-laws of any Municipal, Provincial, Federal or other authority; provided further that the Tenant shall pay to the Landlord the amount of the increase of any insurance premium or policy covering the Demised Premises, to the extent that such increase is strictly attributable to an action by the Tenant under this paragraph and that such insurance shall not thereby be made liable to avoidance or cancellation by the insurer.

Upon the termination of this Lease all alterations, additions, improvements which may be made or installed upon the Demised Premises and which in any manner are attached to the floors, walls or ceilings shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury.  If any additional or new locks are placed upon or affixed to the Demised Premises, such locks and keys thereto shall become the property of the Landlord and shall be handed over to the Landlord upon the termination or surrender of this Lease.

Notwithstanding anything herein contained:

i)	the Tenant may install its usual trade fixtures in the usual manner provided such installation does not damage the structure or nature of any portion of the Demised Premises, and

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ii)
provided the Tenant has paid the rent hereby reserved and performed the covenants herein contained and on its part to be performed, the Tenant shall have the right at the expiration or other termination of this Lease to remove such trade fixtures, but the Tenant shall make good the damage or injury caused to the Demised Premises that shall have resulted from such installation and removal.

m)	Overloading

Not to bring upon the Demised Premises or any part thereof any machinery, equipment, articles or thing that may by reason of its weight or size damage the Demised Premises and will not at any time overload the floors of the Demised Premises.  If any damage is caused to the Demised Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of the Tenant's servants, agents or employees or any person having business with the Tenant, Tenant will forthwith pay to the Landlord the cost of making good the same.

n)	Evidence of Payments

At any time at the request of the Landlord, to produce to the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

o)	Failure to Pay Taxes or Other Costs

That in the event that the Tenant fails to pay any taxes, rates, services, utilities or other charges or costs which the Tenant has herein covenanted to pay, the Landlord may pay the same and shall be entitled to charge the sums so paid to the Tenant who shall pay them forthwith on demand; and the Landlord, in addition to any other rights, shall have the same remedies and may take the same steps as for the recovery of rent in arrears under the terms of this Lease.

p)	Arrears

That all arrears of rent and any monies paid by the Landlord hereunder, on behalf of the Tenant shall bear interest at the rate of 3% per annum above the minimum lending rate charged by the Canadian Imperial Bank of Commerce from time to time, to its most favoured customers, from the time such arrears of payments become due until paid to the Landlord by the Tenant.

q)	Use

To use the Demised Premises to operate only for general offices. Tenant shall ensure that its use complies with all municipal and provincial requirements.

5.	The Landlord covenants with the Tenant:

a)	Quiet Enjoyment

That the Tenant, paying the rent hereby reserved and performing the covenants herein on its part contained, shall peaceably possess and enjoy the Demised Premises for the term hereby granted.

b)	Fire Insurance

To insure and keep insured during the term of this Lease the building against loss by fire and such other perils as may from time to time be included in the standard fire insurance additional perils supplementary contract generally available in the Province of Ontario, for its full insurable value with loss, if any, payable to the Landlord or as the Landlord may direct, and the Tenant covenants to pay the premium accounts therefor within ten (10) days after the account for same has been submitted to the Tenant.

PROVISOS:

a)	Destruction or Damage of Premises

Provided always and it is hereby agreed that, if during the currency of this Lease:

i)
the Demised Premises are totally destroyed by fire or any such other perils as may from time to time be included in the standard fire insurance additional perils supplementary contract generally available in the Province of Ontario, so that it cannot be repaired with reasonable diligence within 120 days of the happening of such injury, then the Lease shall cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender the Demised Premises and all interest therein to the Landlord, and the Tenant shall pay rent only to the time of such surrender and any prepaid rent shall be returned to the Tenant and in case of destruction or partial destruction as above mentioned, the Landlord may re-enter or repossess the Demised Premises discharged of this Lease and may remove all parties therefrom;

ii)
if the Demised Premises are destroyed or damaged or partially destroyed or damaged by fire or any such other perils as may from time to time be included in the standard fire insurance additional perils supplementary contract generally available in the Province of Ontario, and can be repaired with reasonable diligence within 120 days from the happening of said injury, and if the damage is such as to render the Demised Premises wholly unfit for occupancy, then the rent shall not run or accrue after the said injury, or while the process of repairs is going on, and the Landlord shall repair the same with all reasonable speed and then the rent shall recommence immediately after the said repairs have been completed;

iii)
if the Demised Premises are partially destroyed or damaged by fire or any such other perils as may from time to time be included in the standard fire insurance additional perils supplementary contract generally available in the Province of Ontario, and can be repaired with reasonable diligence within 120 days from the happening of said injury, and if the damage is such that the Demised Premises can be partially used, then until such damage shall have been repaired, the rent shall abate in proportion that the part of the Demised Premises rendered unfit for occupancy bears to the whole of the Demised Premises and the Landlord shall repair with all reasonable speed.

b)	Insured

The Landlord shall not be liable or responsible in any way whether in contract or in tort for any personal or consequential injury or damages of any nature whatsoever that may be suffered or sustained by the Tenant or to any employee, agent, invitee or licensee of the Tenant or any other person who may be upon the Demised Premises or for any loss of or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the Demised Premises and, in particular, (but without limiting the generality of the foregoing), the Landlord shall not be liable for any loss or damage or damages of any nature whatsoever to any such property caused by theft or breakage or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue or flow from any part of the Demised Premises or from the water, snow, sprinkler or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted to be done by any Tenant, nor shall the Tenant be entitled to any abatement of rent in respect of any such condition, failure or interruption of service above said.

c)	Notices

Any notice required or contemplated by any provision of this Lease shall be given in writing and if to the Landlord either deliver to the Landlord or mailed by prepaid registered mail addressed to the Landlord at 27 Ardmore Crescent, Richmond Hill, Ontario L4B 2H8 and if to the Tenant either delivered to the Tenant personally or mailed by prepaid registered mail addressed to the Tenant at the Demised Premises. Every notice shall be deemed to have been given when delivered or, if mailed as aforesaid, upon the second business day following the day when it was mailed. The Landlord may from time to time by notice in writing to the Tenant designate another address in Canada as the address to which notices are to be mailed to it.

d)	Signs

The Tenant shall be permitted by the Landlord to use the existing signage affixed to the front of the Demised Premises. The Tenant shall pay the cost of art work and graphics.  The foregoing is subject to the Tenant at its own expense, obtaining all required municipal approvals for signage.  No sign may be erected on the roof.  Provided all signs comply with all applicable municipal by-laws, ordinances and restrictions, and on ceasing to be a Tenant of the Demised Premises, the Tenant will, before removing its goods and fixtures from the Demised Premises, cause any sign aforesaid to be removed or obliterated at its own expense and in a workmanlike manner to the satisfaction of the Landlord.

e)	Bankruptcy or Abandonment

If the term hereby granted or any of the goods and chattels of the Tenant on the Demised Premises shall be at any time during the said term seized or taken in execution or attachment or otherwise by any creditor of the Tenant or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale, or shall on becoming bankrupt or insolvent take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors or if the Tenant ceases or threatens to cease to carry on business, commits an act of bankruptcy, becomes insolvent or makes a proposal to the Tenant's creditors, or if a receiver or receiver-manager or other like person is appointed of any of the assets of the Tenant or if any order shall be made or proceedings taken for the winding up of the Tenant or for the termination of the Tenant's existence, or if the Demised Premises shall without the written consent of the Landlord   become and remain vacant for a period of

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fifteen days, or to be used by any other persons than those entitled to use them under the terms of this Lease, or if the Tenant shall without the written consent of the Landlord abandon or attempt to abandon the Demised Premises or attempt to sell or dispose of the Tenant's goods or chattels or remove them or any of them from the Demised Premises so that there would not remain on the Demised Premises in the event of such abandonment, sale or disposal sufficient goods subject to distress to satisfy the rent then due or accruing due, then and in every such case the then current month's rent and the next ensuing three months' rent and the Tenant's share of the taxes for the then current year (to be reckoned on the rate for the next preceding year in case the rate shall not have been fixed for the then current year) shall immediately become due and be paid and the Landlord may re-enter and take possession of the Demised Premises as though the Tenant or any other occupant of the Demised Premises were holding over after expiration of the term, and the term shall, at the option of the Landlord, forthwith become forfeited and terminated, and in every one of the cases above such accelerated rent shall be recoverable by the Landlord in the same manner as if it were rent in arrears.

f)	Waiver of Exemption

Notwithstanding anything contained in any statute or amendment or revision thereof, none of the goods or chattels of the said Tenant at any time during the continuance of the term hereby created situate on the Demised Premises shall be exempt from levy by distress for rent in arrears as provided for by any section of the said Act, and that upon any claim being made for such exemption by the Tenant or on distress being made by the landlord this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempt in any such section, and the Tenant  waives every benefit that might have accrued to the Tenant under any such legislation but for this covenant.

g)	Re-entry

The Tenant further covenants and agrees with the Landlord that in case of non-payment of any rent at the times as herein provided, or the non-performance of any covenant by the Tenant, or in case the Demised Premises shall be deserted or vacated for over thirty (30) days, the Landlord, in addition to all other rights hereby reserved to the Landlord shall have the right to re-enter the same as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and to re-let the whole or any portion of the Demised Premises, for any period equal to or greater or less then the remainder of the then current term as agent of the Tenant, and to receive the rent therefor, said rent to be any sum which the Landlord deems reasonable, to any Tenant which the Landlord may deem suitable and satisfactory, and for any use and purpose which the Landlord may deem appropriate, and in connection with any such Lease the Landlord may make such changes in the character of the improvements of the Demised Premises as the Landlord may determine to be appropriate or helpful in effecting such Lease.  However, in no event shall the Landlord be under any obligation to re-let the Demised Premises in whole or in part for any purpose which the Landlord may regard as injurious to the Demised Premises, or to any Tenant which the Landlord, in the exercise of reasonable discretion, shall deem to be objectionable, and as the agent of the Tenant to take possession of any furniture or other property on the Demised Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived from re-letting the Demised Premises, upon account of the rent due under these presents, and the Tenant shall remain liable to the Landlord for the deficiency, if any, it being the intention of this Lease that nothing in this Lease contained and no entry made by the landlord hereunder, shall in any way release the Tenant from the payment of the rent hereby reserved during the term hereof beyond such sum as may be realized by the Landlord by the re-letting and sale of furniture hereinbefore allowed.  The Landlord shall not, in any event be required to pay to the Tenant any surplus of any sums received by the landlord on a re-letting of Demised Premises in excess of the rent reserved in this Lease.

h)	Removal of Goods

In the event of removal by the Tenant, except in the ordinary course of trade of goods and chattels from off the Demised Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in any Act respecting the fraudulent and clandestine removal of goods.

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i)	Sale or Rent Signs

The Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere outside the Demised Premises without the consent in writing of the Landlord which consent shall not be unreasonably withheld. The Landlord orits agents may enter and exhibit the Demised Premises to prospective tenants or purchasers of the building during normal business hours during the term hereof and place upon the building or the Demised Premises a notice of reasonable dimensions and reasonably placed stating that the building is for sale or the Demised Premises are for rent which notice the Tenant shall not remove or obscure, but the Landlord in exercising its rights hereunder shall proceed to the extent possible so as to minimize interference with the Tenant's use and enjoyment of the Demised Premises.

j)	Subordination and Attornment

i)
This Lease is and will remain subordinate to every mortgage, charge, trust deed, financing, refinancing or collateral financing and the instruments of, as well as the charge or lien resulting from all or any of them and any renewals or extensions of them (hereinafter referred to as the "Encumbrances") from time to time affecting the Demised Premises and the Tenant will, on request, subordinate this Lease in the form requested by the landlord to any Encumbrance and to all advances made or to be made on the security of any Encumbrance. The Tenant will also attorn to the holder of any Encumbrance;

ii)
If possession is taken under, or any proceedings are brought for the foreclosure of, or if a power of sale is exercised resulting from an Encumbrance the Tenant will attorn to the person that so takes possession if that person requests it and will recognize that person as the Landlord under this Lease;

iii)
The Tenant hereby constitutes the Landlord its agent and attorney for the purpose of executing any document or instrument required to give effect to a subordination of its interests under this Lease or any attornment or any other instrument which is reasonably required to give full force and effect to this paragraph;

iv)
Notwithstanding each of the above foregoing sub-paragraphs of this paragraph 5(j) the Tenant shall not be required to postpone its interest in the within Lease to any encumbrancer which will not allow it to continue in quiet possession of the Demised Premises in accordance with the terms of the within Lease as long as the Tenant is not in default hereunder, whether the Encumbrance is in good standing or not.

k)	Assignment to Mortgagee

The Tenant declares that the Landlord may assign the Landlord's rights under this Lease to a purchaser of the property or to lender or lenders as collateral security for any loan to the Landlord and in the event that such an assignment is given and executed by the Landlord and notification is given to the Tenant, the Tenant, if so requested, will without cost, at any time, and from time to time:

i)
execute an Acknowledgement concerning the performance and observance by the landlord of the Landlord's obligations under this Lease and concerning the payment by the Tenant of the rent reserved and other sums payable by and under this Lease as may be required by such mortgagee or mortgagees or by such purchaser or purchasers;

ii)	certify that this Lease is unmodified and is in full force and effect (or if modified, stating the modification and that the same is in full force and effect as modified);

iii)	provide particulars of any monies or security deposited hereunder with the Landlord and advise whether or not there is any existing default on the part of the Landlord of which the Tenant has notice;

iv)
provide such evidence as may be required by the purchaser or mortgagee that the Demised Premises have been satisfactorily completed.  If the Demised Premises are not so completed the Tenant shall given an itemized list of the uncompleted items.

It is hereby agreed that any such statement delivered pursuant to the provisions of this paragraph may be conclusively relied upon by any purchaser and/or mortgagee, save as to any default on the part of the Landlord of which the Tenant does not have notice at the date thereof.  If the Tenant fails to give such statement within ten (10) days after the receipt of notice requesting same, then the Landlord may sign such statement as Attorney for the Tenant and the contents of such statement shall be binding on the Tenant.

l)	Overholding

It is hereby agreed that if the Tenant occupies the Demised Premises after the expiration of this Lease or any renewal thereof without any further writtenagreement and the Landlord accepts rent for the Demised Premises, the Tenant shall be a monthly Tenant only (terminable on one month's notice) at the same rent payable during the month immediately preceding the expiration or termination of this Lease, and otherwise as far as applicable to a monthly tenancy, upon the same covenants, provisos and conditions as contained in this Lease.

m)	No Representation

The Tenant agrees that no representations or promises with respect to the Demised Premises have been made by the Landlord or by any agent or other person on its behalf except as are herein expressly set forth, and that the entering into possession by the Tenant shall be conclusive evidence as against the Tenant that the Demised Premises were in good and satisfactory condition at the time possession was so taken.

n)	Waiver

Any condoning, excusing or overlooking by the Landlord of any breach, default or non-performance by the Tenant at any time of any covenant, proviso or condition herein contained shall not operate to waive the Landlord's rights under this Lease in spite of any later default, breach or non-performance so as to defeat in any way the rights of the Landlord under this Lease on any such later default, breach or non-observance and all rights and remedies of the Landlord shall be deemed to be cumulative not alternative.

6.	Option of Renewal

If the Tenant has otherwise complied with all terms, conditions and provisos herein contained and has not been in default hereof, the Landlord grants to the Tenant one (1) option to renew the Lease for an additional term of five (5) years from the end of the term then being completed. The Tenant shall give the Landlord at least six (6) months written notice prior to the expiration of the leased term of its intention to renew, failing which the option to renew shall be null and void. If the option is exercised, it shall be on the same terms and conditions as contained in the original lease except as to the amount of rent to be paid. The parties shall, within 120 days of the giving of the notice by the Tenant and to be not later than 60 days prior to the expiry date of this Lease, negotiate the rent to be payable during the renewal term. The rent shall be in accordance with the prevailing rents charged in the same vicinity as the Demised Premises save and except that in no case shall the rent be less than the rent payable during the last year of the prior term.

7.
All of the provisions of this Lease are to be construed as covenants and agreements.  If any provision of this Lease is illegal or unenforceable it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in full force and be binding as though the said provisions had never been included.

8.	Rules

The Tenant, its servants, agents and employees will at all times during the occupancy of the Demised Premises observe and conform to such rules and regulations as shall be made from time to time by the Landlord, and of which the Tenant shall be notified, such rules and regulations shall be deemed to be incorporated in, and form part of, this Lease.

9.	Enure

Subject to any restrictions herein contained this Lease shall enure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10.	Headings

The headings to the various paragraphs of this Lease have been inserted for convenience of reference only and shall not modify, amend or change the express terms and provisions of this Lease.

11.	Gender

The words importing the singular number only shall include the plural, and vice versa.  Words importing the neuter of masculine gender shall include the feminine gender, and words importing persons shall include firms and corporations and vice versa.

12.	Context

Unless the context otherwise requires, the word "Landlord" and the word "Tenant" wherever used herein shall be construed to include and shall mean the executors, administrators, successors and/or assigns of the said Landlord and Tenant respectively, and when there are two or more Tenants bound by the same covenants herein contained, their obligations shall be joint and several.

IN WITNESS WHEREOF the Landlord and Tenant have hereunto executed these presents.

 MARK PHARMACEUTICAL SERVICES INC.

 Per:

 I have the authority to bind the Corporation

MORTGAGEBROKERS.COM INC.

 Per:

 I have the authority to bind the Corporation